UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2022

SATSUMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39041	81-3039831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 Oyster Point Boulevard, Suite 221

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 410-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	STSA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 3, 2022, Satsuma Pharmaceuticals, Inc. (the “Company”) entered into an At-the-Market Sales Agreement (the “Sales Agreement”) with Virtu Americas LLC, as agent ( “Virtu”), pursuant to which the Company may, from time to time, offer and sell shares of the Company’s common stock, par value $0.0001 per share (the “Shares”).

The offer and sale of the Shares will be made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-249645) filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 23, 2020 and declared effective by the SEC on November 12, 2020, as supplemented by a prospectus supplement dated November 3, 2022 and filed with the SEC pursuant to Rule 424(b) (the “Prospectus Supplement”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Prospectus Supplement, the Company may offer and sell up to a maximum of $100.0 million Shares.

Pursuant to the Sales Agreement, Virtu may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act or any other method permitted by law. Sales of the Shares, if any, will be made at prevailing market prices at the time of sale, or as otherwise agreed with Virtu. Virtu will receive a commission from the Company of up to 3.0% of the gross proceeds of any Shares sold under the Sales Agreement.

The Company is not obligated to sell, and Virtu is not obligated to buy or sell, any Shares under the Sales Agreement. No assurance can be given that the Company will sell any Shares under the Sales Agreement, or, if it does, as to the price or amount of Shares that it sells or the dates when such sales will take place.

In the Sales Agreement, the Company agreed to indemnify Virtu against certain liabilities, including under the Securities Act or the Securities Exchange Act of 1934, as amended, or to contribute to payments that Virtu may be required to make because of such liabilities. The Company and Virtu may each terminate the Sales Agreement at any time upon specified prior written notice.

A copy of the Sales Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement.

A copy of the opinion of Latham & Watkins LLP relating to the validity of the Shares that may be sold pursuant to the Sales Agreement is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	At-The-Market Sales Agreement by and between the Registrant and Virtu Americas LLC, dated November 3, 2022

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATSUMA PHARMACEUTICALS, INC.

Date: November 3, 2022	By:	/s/ Tom O’Neil
Tom O’Neil
Chief Financial Officer